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                                SECOND AMENDMENT
                                       TO
                           LOAN AND SECURITY AGREEMENT


         This Second Amendment to Loan and Security Agreement (this "Amendment") is entered into as of September 11, 1998, by and between Silicon Valley Bank ("Bank") and ObjectSpace, Inc. ("Borrower").

                                    RECITALS

         Borrower and Bank are parties to that certain Loan and Security Agreement dated as of February 9, 1998, as amended by that certain First Amendment to Loan and Security Agreement dated as of March 5, 1998 (the "Agreement"). Borrower and Bank desire to make certain changes to the Agreement, subject to the terms of this Amendment.

         NOW, THEREFORE, the parties agree as follows:

         1. Bank waives Borrower's obligation to comply with Section 6.7 of the Agreement for the month ending May 31, 1998 only. Such waiver does not constitute a waiver (i) of compliance with that section as of any other date,
(ii) of any other failure by Borrower to comply with the Agreement or any other Events of Default, now existing or hereafter arising, or (iii) Bank's right to require compliance at all times with the terms and conditions of the Agreement. Bank reserves all rights under the Agreement and under applicable law.

         2. Bank waives Borrower's obligation to comply with Section 6.9 of the Agreement for the month ending May 31, 1998 only. Such waiver does not constitute a waiver (i) of compliance with that section as of any other date,
(ii) of any other failure by Borrower to comply with the Agreement or any other Events of Default, now existing or hereafter arising, or (iii) Bank's right to require compliance at all times with the terms and conditions of the Agreement. Bank reserves all rights under the Agreement and under applicable law.

         3. Each of Bank and Borrower agree and acknowledge that the Overadvance portion of the Committed Revolving Line has matured and that all Overadvance principal and interest thereon have been paid in full by the Borrower and that Bank's commitment to make any Overadvance is and was satisfied and terminated in full as of the Overadvance Maturity Date. Bank has no existing, ongoing or continuing obligation of any kind to make any Overadvance to Borrower.

         4. Section 6.7 of the Agreement is hereby deleted in its entirety and replaced with the following:

                      6.7 QUICK RATIO. Borrower shall maintain, as of the last day of each calendar month, a ratio of Quick Assets to Current Liabilities less deferred maintenance revenue of at least 1.50 to 1.0.

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         5.   Section 6.9 of the Agreement is hereby deleted in its entirety and replaced with the following:

                      6.9 TANGIBLE NET WORTH. Borrower shall maintain, as of the last day of each calendar month, a Tangible Net Worth of not less than Three Million and No/100 Dollars ($3,000,000.00) ("Minimum Tangible Net Worth") which Minimum Tangible Net Worth shall, automatically and without any further action by Bank or Borrower, be increased by twenty-five percent (25%) of the amount of equity received by Borrower in connection with any issuance of its securities or otherwise.

         6. Section 6.10(c) of the Agreement is hereby deleted in its entirety and replaced with the following:

              (c) Borrower shall (i) protect, defend and maintain the validity and enforceability of the Trademarks, Patents, Copyrights, and Mask Works and (ii) use commercially reasonable efforts to detect infringements of the Trademarks, Patents, Copyrights and Mask Works and promptly advise Bank in writing of material infringements detected.

         7. Section 7.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

                      7.1 DISPOSITIONS. Convey, sell, lease, transfer or
              otherwise dispose of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than Transfers: (i) of inventory in the ordinary course of business, (ii) of licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (iii) that constitute payment of normal and usual operating expenses in the ordinary course of business; or (iv) of worn-out or obsolete Equipment.

         8. Unless otherwise defined herein, all capitalized terms in this Amendment shall be as defined in the Agreement. As amended hereby, the Agreement remains in full force and effect.

         9. Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment and Borrower acknowledges that Bank is relying on the representation and warranty of Borrower set forth in this Section 9 in entering into this Amendment.

         10. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

         11. As a condition to the effectiveness of this Amendment, Borrower shall reimburse Bank for all Bank Expenses incurred in connection with this Amendment.


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


         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

                               OBJECTSPACE, INC.

                               By: /s/ DEBORAH A. THOMAS
                                 ----------------------------------------------
                               Name:  Deborah A. Thomas
                                    -------------------------------------------
                               Title: Vice President
                                     ------------------------------------------

                               SILICON VALLEY BANK

                               By: /s/ MICHAEL E. DRAEKEN
                                  ----------------------------------------------
                                   Michael E. Draeken, Assistant Vice President










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